Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-QSB filed by Great Pee Dee Bancorp, Inc. (the “Issuer”) for the quarter ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

GREAT PEE DEE BANCORP, INC.

Date: February 12, 2008	By:	/s/ John S. Long
John S. Long
Chief Executive Officer

Date: February 12, 2008	By:	/s/ John M. Digby
John M. Digby
Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Great Pee Dee Bancorp, Inc. and will be retained by Great Pee Dee Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.